Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-91957, 333-46976, 333-96813, 333-105509, 333-107137, 333-111894, 333-117717, 333-122114 and 333-125565) and S-8 (No. 333-93435) of NexMed, Inc. of our report dated March 15, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, NY
March 15, 2006